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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121853) pertaining to the Equity Incentive Plan of GMH Communities Trust and Registration Statement (Form S-8 No. 145075) pertaining to the Non-Qualified Deferred Compensation Plan of GMH Communities Trust of our report dated March 13, 2008, with respect to the consolidated financial statements and financial statement schedule for the years ended December 31, 2007 and 2006 and with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, of GMH Communities Trust included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Reznick Group, P.C.
Baltimore, Maryland
March 13, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM